Exhibit 5.1
DLA Piper LLP (US)
2525 East Camelback Road, Suite 1000
Phoenix, Arizona 85016
June 3, 2024
Hagerty, Inc.
121 Drivers Edge
Traverse City, Michigan 49684

Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as counsel to Hagerty, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed on June 3, 2024 (the “Registration Statement”), relating to (i) the Company’s offer to exchange (the “Offer”) any and all of the Company’s outstanding public warrants (the “Public Warrants”), private placement warrants (the “Private Warrants”), underwriter warrants (the “Underwriter Warrants”), OTM warrants (the “OTM Warrants” and collectively with the Private Warrants and the Underwriter Warrants, the “Private Placement Warrants”) and PIPE warrants (the “PIPE Warrants” and, together with the Public Warrants and the Private Placement Warrants, the “Warrants”) to purchase shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of the Company for 0.2 shares of Class A Common Stock per Warrant (the “Exchange Shares”) and (ii) the solicitation of consents (the “Consent Solicitation”) from the holders of the Warrants to amend the agreement that governs the Public Warrants and the Private Placement Warrants (the “IPO Warrant Agreement”) and the agreement that governs the PIPE Warrants (the “Business Combination Warrant Agreement,” and collectively with the IPO Warrant Agreement, the “Warrant Agreements”), to permit the Company to require that each Warrant that is outstanding upon the closing of the Offer be converted into 0.18 shares of Class A Common Stock (the “Conversion Shares” and collectively with the Exchange Shares, the “Shares”) pursuant to proposed amendments to the Warrant Agreements described in the Registration Statement (the “Warrant Amendment”).
In connection with this opinion letter, we have examined the Registration Statement and such other documents as we have deemed necessary or appropriate for purposes of our opinion. We have assumed (without any independent investigation or review thereof) that (i) all original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Offer and the Consent Solicitation, (ii) all factual representations, warranties and statements made or agreed to by the Company and by its management, employees, officers, directors, and stockholders in connection with the Offer, including, but not limited to, those set forth in the Registration Statement, are true, correct and complete as of the date hereof without regard to any qualification as to knowledge, belief, or otherwise and will remain true, correct, and complete at all relevant times, and (iii) the description of the Offer and the Consent Solicitation in the Registration Statement is accurate, complete, and correct, the Offer and the Consent Solicitation will be consummated in accordance with such description without any waiver or breach of any material provision thereof, and the Offer will be effective under applicable corporate law as described in the Registration Statement. We are opining herein as to the General Corporation Law of the State of Delaware (the

“DGCL”), and we express no opinion with respect to any other laws. We have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
Based upon, subject to and limited by the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that, when the Shares shall have been issued by the Company in accordance with the terms of the Offer and the Warrant Amendment and in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.
Our opinion is expressly limited to the matters specifically set forth above, and we render no opinion, whether by implication or otherwise, as to any other matter. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.
Very truly yours,
/s/ DLA Piper LLP (US)